EXHIBIT 11



             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

              BASIC EARNINGS PER SHARE                               SHARES
              ------------------------                               ------

              Basic shares outstanding at September 30, 1998        1,942,048

                   NET EARNINGS              $  402,140        $.21 per share
              ------------------------       ----------
              Basic shares outstanding        1,942,048


              DILUTED EARNINGS PER SHARE                             SHARES
              --------------------------                             ------

              Basic shares outstanding at September 30, 1998        1,942,048
              Stock Options-common stock equivalents                   98,689
              Diluted shares outstanding at September 30, 1998      2,040,737

                  NET EARNINGS               $  402,140        $.20 per share
              ------------------------       ----------
              Diluted shares outstanding      2,040,737